Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

3D Systems Corporation

Rock Hill, South Carolina

We hereby consent to the incorporation by reference in Registration Statement No. 333-115642 on Form S-8 and Registration Statement No. 333-182065 on Form S-3 of 3D Systems Corporation of our reports dated February 25, 2013, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of 3D Systems Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Charlotte, North Carolina

February 25, 2013